Exhibit (a)(3)

                          NOTICE OF GUARANTEED DELIVERY
                To Tender All Outstanding Shares of Common Stock
                                       of
               PUTNAM CALIFORNIA INVESTMENT GRADE MUNICIPAL TRUST


         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
    NEW YORK CITY TIME, ON FEBRUARY 16, 2007, UNLESS THE OFFER IS EXTENDED.

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates representing shares of common stock, par value $0.001 per share, of Putnam California Investment Grade Municipal Trust, a Massachusetts business trust ("PCA"), are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the depositary prior to the expiration date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mail to the depositary. See Section 3 of the Offer to Purchase.

                                                  The Depositary for the Offer is:

                                                      THE COLBENT CORPORATION
                  By Mail:                              By Overnight Courier:                              By Hand:
           The Colbent Corporation                     The Colbent Corporation                     The Colbent Corporation
           Attn: Corporate Actions                     Attn: Corporate Actions                     Attn: Corporate Actions
                 POB 859208                              161 Bay State Drive                         161 Bay State Drive
           Braintree MA 02185-9208                       Braintree MA  02184                         Braintree MA  02184

                                                           By Facsimile:
                                                           (781-380-3388)

                                                  Confirm Facsimile Transmission:
                                                      (781-843-1833 Ext. 200)


     DELIVERY  OF  THIS  NOTICE  OF  GUARANTEED   DELIVERY  TO  AN  ADDRESS,  OR
TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Mildred B. Horejsi Trust, an irrevocable grantor trust administered in accordance with Alaska administrative statutes and governed by Alaska trust law (the "Trust"), on the terms and subject to the conditions set forth in the Offer to Purchase dated January 22, 2007 (the "Offer to Purchase"), and the related letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, up to 100% of the outstanding shares of common stock, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. The shares of common stock of PCA are referred to as "shares."

Number of shares: --------------------------------------------------------------

Certificate Nos. (if available): -----------------------------------------------

Name(s) of Record Holder(s):----------------------------------------------------

--------------------------------------------------------------------------------
                                          (Please Type or Print)

Address(es): -------------------------------------------------------------------

--------------------------------------------------------------------------------

Zip Code:   --------------------------------------------------------------------

Daytime Area Code and Telephone Number:

--------------------------------------------------------------------------------

Signature(s):

--------------------------------------------------------------------------------

Dated: ------------------------------------------------------------, 2007


If shares will be tendered by book-entry transfer, check this box |_| and provide the following information:

Account Number at Book-Entry Transfer Facility: --------------------------------

--------------------------------------------------------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

                                    GUARANTEE
                    (Not To Be Used For Signature Guarantee)

     The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed letter of transmittal (or a facsimile thereof), with any required signature guarantees, or an agent's message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three American Stock Exchange trading days (as defined in the Offer to Purchase) after the date hereof.

     The eligible institution that completes this form must communicate the guarantee to the depositary and must deliver the letter of transmittal and certificates for shares to the depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

   Name of Firm: ---------------------------------------------------------------

   Authorized Signature: -------------------------------------------------------

   Name:  ----------------------------------------------------------------------
                                  Please Type or Print
   Title: ----------------------------------------------------------------------

   Address: --------------------------------------------------------------------

   Zip Code: -------------------------------------------------------------------

   Area Code and Telephone Number: ---------------------------------------------

   Dated: ------------------------------------------------------------, 2007


           NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

     CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.